Exhibit 10.43

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MASTER LICENSE AGREEMENT

THIS MASTER LICENSE AGREEMENT is made and entered into as of January 19th, 2022 (“Effective Date”), by and between PURDUE RESEARCH FOUNDATION, a statutory body corporate formed and existing under the Indiana Foundation or Holding Companies Act of 1921 (“PRF”) with its main offices located at 1281 Win Hentschel Blvd, West Lafayette, IN 47906, and MorphImmune, Inc., a Delaware corporation with its principal place of business located at 1281 Win Hentschel Blvd., West Lafayette, IN 47906 (“LICENSEE”) (each hereinafter referred to individually as a “Party” and collectively as the “Parties”).

WITNESSETH

WHEREAS, Purdue University researchers have made prior to the Effective Date one or more valuable technologies (each, and collectively, “Technology”) which are the subject of one or more patents and/or patent applications described in Schedule A;

WHEREAS, the Purdue University Board of Trustees has, by general resolution and/or assignment, designated PRF to administer all matters pertaining to protection, use and commercialization of the intellectual property developed at Purdue University;

WHEREAS, PRF and LICENSEE intend to enter into a Master Sponsored Research Agreement (the “MSRA”), pursuant to which LICENSEE would fund research and development activities conducted by or on behalf of Dr. Phillip S. Low and/or his laboratory as described therein;

WHEREAS, PRF and LICENSEE desire to enter into this Agreement whereby LICENSEE obtains rights to the Licensed Intellectual Property; and

WHEREAS, PRF is willing to enter into this Agreement with LICENSEE, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.            DEFINITIONS

The following terms as used herein shall have the following meaning:

1.1            “Affiliate” means any entity which controls, is controlled by, or is under common control with another person or entity. For purposes of this definition only, “control” means (a) to possess, directly or indirectly (through one or more intermediaries), the power to direct the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such entity.

1.2            “Agreement” or “License Agreement” means this Agreement, including all Schedules attached.

1.3            “Annual Period” means a calendar year during the Term of the Agreement.

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1.4            “Assignment” means an arm’s length transaction between LICENSEE and a Third Party under which the Third Party is permitted to assume the rights and obligations of LICENSEE under this Agreement thereby becoming the licensee in place of LICENSEE under this Agreement.

1.5            “Confidential Information” means all non-public information disclosed by or on behalf of a Party to the other Party pursuant to this Agreement including without limitation, the Licensed Intellectual Property, information regarding research, plans, specifications, processes, systems, methods, formulations, technical information, intellectual property, business and financial data. Confidential Information does not include: (1) information developed by the receiving Party independently of, and without the use of or reference to, the disclosing Party’s Confidential Information, and reasonable written documentation exists to demonstrate such development, (2) information rightfully obtained without restriction by the receiving Party from any Third Party who is not restricted from making such disclosure by any direct or indirect obligation of confidentiality to the disclosing Party, (3) information which is, at the time of disclosure or later becomes, publicly available other than through any act or omission of the receiving Party, or (4) information known to the receiving Party at the time of its disclosure, and reasonable written documentation exists to demonstrate such knowledge.

1.6            “Commercially Reasonable Efforts” means with respect to [***].

1.7            “Completed” means [***].

1.8            “Federal IP Policy” means the U.S. law and regulations applicable to intellectual property funded in whole or in part by the U.S. Government, including without limitation 35 U.S.C. §200 et seq., 15 U.S.C. §3710a, and 37 C.F.R. Part 401.

1.9            “Field of Use” means, on a Technology-by-Technology basis, the field of use specified in Schedule A.

1.10          “First Commercial Sale” means, for each Licensed Product in a country in the Licensed Territory, the first sale for end use or consumption in an arms’ length transaction to a Third Party of such Licensed Product in such country by a Party or its Affiliates or Sublicensees; provided, that, the following will not constitute a “First Commercial Sale”: (a) any sale by a Party to any of its Affiliates or Sublicensees or (b) any sale, disposition, or transfer for use of the Licensed Product in clinical trials or for development activities by or on behalf of a Party, or disposal or transfer of the Licensed Product for a bona fide charitable purpose, compassionate use, or samples if no monetary consideration is received for such use or transfer.

1.11          “FTE” means the equivalent of the work of one (1) employee full time for one (1) calendar year (consisting of at least a total of [***] ([***]) [****] per calendar year).

1.12          “Gross Receipts” means, with respect to a Licensed Product, [***]

1.13          “Indemnitees” means PRF, Purdue University, and their respective officers, directors, and employees.

1.14          “Licensed Intellectual Property” means PRF’s ownership interest in the Technology and Licensed Patents.

1.15          “Licensed Patents” means (a) patents and patent applications listed on Schedule A (as amended from time to time by the Parties, including in accordance with Section 2.8); (b) patents and patent applications (including, but not limited to, substitutions, divisionals, and continuations) claiming priority to a patent or patent application listed on Schedule A, provided that the priority claim is not disallowed, (c) any reissue, renewal, reexamination, or extension of any patent or patent application described in (a) or (b); and (d) any foreign counterpart or equivalent, including, but not limited to, a national stage filing under the Patent Cooperation Treaty, of any patent or patent application described in (a), (b), or (c).

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1.16          “Licensed Product” means a product or service, the development, manufacture, use, or sale of which is covered by a Valid Claim within the Licensed Patents.

1.17          “Licensed Territory” means worldwide.

1.18          “Payment Due Date” means: [***].

1.19          “Person” means any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity, or other legal entity.

1.20          “Reporting Period” means each of the quarterly periods ending on March 31, June 30, September 30, and December 31 of an Annual Period.

1.21          “Royalty Term” means, on a Licensed Product-by-Licensed Product basis and country-by-country basis, the period commencing on the date of First Commercial Sale of such Licensed Product in such country and ending upon the date of expiration of the last Valid Claim covering such Licensed Product in such country.

1.22          “Research Agreement” means any agreement between LICENSEE and Purdue University existing as of the Effective Date or (b) entered into during the Term, in each case, pursuant to which (i) LICENSEE is granted an option to license certain intellectual property controlled by Purdue University or (ii) LICENSEE agrees to fund and does fund research conducted by or on behalf of Purdue University.

1.23          “Sponsored Research” means the research, development and other activities conducted by or on behalf of Dr. Phillip Low and/or his laboratory at Purdue University pursuant to the MSRA.

1.24          “Sublicense” means an agreement or arrangement between LICENSEE (or another Sublicensee) and a third party by which the third party is granted by Licensee a right, license or other permission to use, in whole or in part, to any part of the Licensed Intellectual Property to research, develop, make, use, sell, import or otherwise exploit Licensed Products.

1.25          “Sublicensee” means a third party that is the holder of a Sublicense.

1.26          “Sublicense Income” means the consideration in any form received by LICENSEE from a Sublicensee [***].

1.27          “Third Party” means a Person other than PRF, LICENSEE, or an Affiliate of PRF or LICENSEE.

1.28          “Valid Claim” means (a) any claim in the Licensed Patents that is granted and (i) has not expired; (ii) has not been disclaimed; (iii) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated; and (iv) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken, or (b) any pending claim of the Licensed Patents that has not been abandoned or finally rejected without the possibility of appeal or re-filing of such application and that has not been pending for more than seven (7) years from the date of filing of the earliest effective priority filing date for the patent application from which such claim is entitled to claim priority

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2.            GRANT OF LICENSE

2.1            License. Subject to compliance with this Agreement, and subject to the reservation of rights stated below, PRF grants to LICENSEE (and its Affiliates), and LICENSEE accepts, a royalty-bearing, transferable, exclusive, license under the Licensed Patents and other Licensed Intellectual Property, including the right to grant and authorize Sublicenses (including the right to authorize Sublicensees to further authorize Sublicenses to Sublicensees and that Sublicensee’s Affiliates), to research, develop, make or have made, use, sell or have sold, and import, and otherwise exploit Licensed Products within the Field of Use in the Licensed Territory.

2.2            No Implied License. The Agreement shall not be construed to confer any license or rights upon LICENSEE by implication, estoppel, or otherwise to any intellectual property, material, research, development, data, results or technology, including any patent, patent application, trademark, trademark application, copyright, trade secret, tangible research property or other proprietary right, in whole or in part, not specifically and expressly stated in this Agreement. Any right not expressly granted to LICENSEE under this Agreement is expressly reserved by PRF.

2.3            Reservation of Rights. PRF retains on behalf of itself, Purdue University, its researchers and students, and research collaborators the following rights:

2.4            To practice under the Licensed Intellectual Property and to make and use the Licensed Intellectual Property and Licensed Product(s) on a royalty-free basis for non-commercial, research, scholarly use, teaching, education, patient care incidental to the foregoing and to specifically conduct activities required under sponsored research arrangements for LICENSEE (“Non-Commercial Uses”);

2.4.1            To license any government agency; university or other educational institution; to practice under the Licensed Intellectual Property and to make and use Licensed Products on a royalty-free basis for Non-Commercial Uses;

2.4.2            To disseminate and publish material and scientific findings from its research related to the Licensed Intellectual Property and/or Licensed Products, and to permit its respective personnel, including Purdue University personnel, to do the same.

2.5            Government Rights. The Licensed Intellectual Property or portions thereof, may have been developed with financial or other assistance provided by the United States government or any third party non-profit organization. As applicable, LICENSEE acknowledges and agrees that in accordance with 35 USC 202(c)(4) and other statutes, regulations, and executive orders as now exist or may be amended or enacted including without limitation the Federal IP Policy, the United States Government has certain rights to the Licensed Intellectual Property and any agreements with any third party non-profit organizations (the “Outside Funding Rights”). LICENSEE shall take all action reasonably necessary to enable PRF, on behalf of Purdue University, to satisfy its obligations under any federal law and shall not knowingly take any action or cause the taking of such action contrary to fulfillment of these obligations. The Parties hereby agree that as of the Effective Date no such Outside Funding Rights have been disclosed to PRF (and further PRF has asked the Purdue Sponsored Program Services if any Outside Funding Rights exist).

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2.6            Sublicenses. After the Effective Date, any potential sublicensee proposed by Licensee shall be deemed to be a “Sublicensee” hereunder upon the prior written approval of PRF and as of the date of such approval, which approval may not be unreasonably delayed or withheld. Notwithstanding the foregoing, a proposed sublicensee shall be deemed to have been approved within [***] ([***]) [***] of PRF’s receipt of the proposal, unless PRF notifies LICENSEE in writing of its reasonable objections to the proposed sublicensee within such [***] ([***]) [***] period. Any Sublicensee so approved will automatically be added to the last table on Schedule F. For clarity, the Sublicensees listed on Schedule F as of the Effective Date are deemed to be approved by PRF as of the Effective Date. In no event shall a proposed sublicensee be any Person that is designated as the target of any sanction, restriction, or embargo administered by the United States of America. Each Sublicense shall be consistent with the terms and conditions of this Agreement. LICENSEE shall be responsible for the acts and omissions of each Sublicensee including but not limited to the payment of all fees and royalties due under this Agreement. LICENSEE shall take reasonable efforts to ensure each Sublicensee’s compliance with the terms and conditions of the license granted by PRF under this Agreement. LICENSEE shall, upon written request by PRF, provide PRF a copy of each executed Sublicense, which may be redacted to the extent the terms thereof are not necessary to determine compliance with this Agreement. For clarity, LICENSEE has no right to grant Sublicenses outside the scope of the rights granted to LICENSEE pursuant to Section 2.1.

2.7            Additional Licensed Intellectual Property. Without limiting the definitions set forth in Sections 1.14, 1.15 and 1.26, the following intellectual property shall be eligible as of the date it is disclosed by PRF to LICENSEE under the MRSA (“Disclosure Date”) to be added to Schedule A of this Agreement by amendment: (a) [***], and (b) [***] (each case of (a)-(b) shall be an “Eligible Disclosure”). Each Eligible Disclosure on which PRF plans to seek patent rights shall be added by amendment to Schedule A upon payment by LICENSEE of [***] dollars ($[***] USD) (the “Amendment Fee”), provided that to the extent any two or more of such Eligible Disclosures are included in the same patent family, only one such Amendment Fee shall be owed for all such Eligible Disclosures included in the same patent family. In the event an Amendment Fee is paid to add an Eligible Disclosure that is later determined to be within the same patent family as a previously added Eligible Disclosure, the amount of that Amendment Fee actually paid may be applied to a future Eligible Disclosure or IP Expenses due under Article 7. Subject to the foregoing provisos, an Eligible Disclosure for which LICENSEE does not pay the Amendment Fee within [***] ([***]) [***] of the Disclosure Date shall cease to be an Eligible Disclosure and LICENSEE shall have no further rights to that Eligible Disclosure hereunder. PRF shall submit to LICENSEE any updates to Schedule A promptly after Eligible Disclosures are added by amendment pursuant to this Section 2.8.

3.            DILIGENCE AND COMMERCIALIZATION

3.1            Diligence and Commercialization. A true and complete copy of LICENSEE’s current development and commercialization plan is attached hereto as Schedule B (“Development/Commercialization Plan”). PRF makes no assurances, warranties or representations that LICENSEE’s Development/Commercialization Plan is consistent with the regulatory or legal approvals needed for development or commercialization of the Licensed Products nor does PRF represent or warrant that LICENSEE has freedom to operate with respect to the Licensed Intellectual Property. Any amendment of the Development/Commercialization Plan that will materially alter or affect the timely achievement of any Development Milestone shall be provided to PRF for review and comment as part of LICENSEE’s next required annual progress report as described in Section 3.2.1 below, but in no case less than [***] ([***]) [***] before the deadline for any Development Milestone that is materially altered or affected by the amendment to the Development/Commercialization Plan.

3.2            Reports.

3.2.1            Progress Reports. Beginning the first full Annual Period in which this Agreement is in effect, LICENSEE shall complete the Licensee Progress Report attached as Schedule C. Annual written reports due on [***] shall be required thereafter, until sales of Licensed Products are made.

3.2.2            Royalty Reports. For each Reporting Period after the sale of the first Licensed Product, LICENSEE shall report to PRF the information specified in Schedule D (“Royalty Report Requirements”), and with respect to Sublicensee activities, to the extent LICENSEE has or is reasonably able to obtain such information to report, which are required even if no earned royalties are due. Gross Receipts shall be converted to U.S. Dollars at the exchange rate used by LICENSEE or its Sublicensee(s) to report its financial results, or, if not so reported, then existing between the U.S. Dollar and the relevant currency on the last day of the applicable Reporting Period.

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3.2.3            Any information or reports provided shall be treated as Confidential Information provided however that PRF may disclose such information to: (1) Purdue University, (2) its employees, agents, consultants or advisors on a need to know basis who are subject to confidentiality and use restrictions substantially similar and no less restrictive than those contained herein and (3) reporting agencies in a cumulative manner.

3.3            Performance According to Plans. LICENSEE, or its Affiliates and Sublicensees, shall use Commercially Reasonable Efforts to timely perform in accordance with the Development/Commercialization Plan, as further described on Schedule E.

3.4            Licensed Products to Market. LICENSEE, or its Affiliates and Sublicensees, shall use Commercially Reasonable Efforts to bring one or more Licensed Products to market in accordance with the Development/Commercialization Plan, as further described on Schedule E.

3.5            Milestones. LICENSEE, or its Affiliates or Sublicensees, shall timely achieve the milestones set forth on Schedule E (“Development Milestones”) for each of the objective set forth therein (each, an “Objective”).

3.5.1            Commencement of Development Milestone Objectives. LICENSEE, or its Affiliates or Sublicensees, shall begin using commercially reasonable efforts to achieve the Development Milestones set forth for a particular Objective (that is, by reference to each table on such Schedule E) as follows: Beginning on [***], and on [***] of each subsequent Annual Period, [***] Objectives shall be initiated until all Objectives listed as of the Effective Date are initiated. Schedule E will be updated from time to time to reflect the start date for performance of the Development Milestones for each Objective (“Start Date”). In each Section 3.2.1 Progress Report, as applicable, LICENSEE shall specify [***] Objectives to be initiated in the Annual Period in which that Progress Report is due. The [***] Objectives identified in that Progress Report will be assigned a Start Date of [***] of the year that Progress Report is due. In no event shall a Start Date for any Objective be later than [***] for the Objectives listed on Schedule E as of the Effective Date.

3.5.2            Development Milestone Extension. LICENSEE will have the right to extend any Development Milestones dates (but not a Start Date) (each, an “Extension”) by [***] ([***]) [***] upon written notice to PRF. [***]. Any extension(s) for a Development Milestones will also extend any subsequent Development Milestones on Schedule E for the applicable Technology. In the event LICENSEE fails to achieve a Development Milestone for an Objective by the deadline for that Development Milestone, PRF will notify LICENSEE that the Objective has terminated by expiration, subject to a final [***] ([***]) [***] opportunity for LICENSEE to cure the failure.

3.5.3            Following the achievement of the last Development Milestone set forth on Schedule E, the Parties agree to discuss in good faith any additional Development Milestones to be added to Schedule E. The Development Milestones and Objective applicable to each Eligible Disclosure for which LICENSEE paid the Amendment Fee pursuant to Section 2.8 will be specified in the amendment which adds that Eligible Disclosure to Schedule A, per the last table on Schedule A. The Parties shall determine in good faith by mutual agreement the achievement dates for the Development Milestones for such Eligible Disclosures in a manner consistent with the other Development Milestones. For clarity, if such Eligible Disclosure is already covered by an existing Development Milestone(s) and those have not yet been achieved, no new Development Milestone(s) will be added.

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4.            CONSIDERATION FOR LICENSE

4.1            Licensing Fee. LICENSEE shall pay PRF a non-refundable license fee of four hundred thousand dollars ($400,000.00 USD) (“License Fee”). The License Fee shall be payable to PRF as follows: (i) two hundred thousand dollars ($200,000 USD) upon execution of this Agreement, and (ii) one hundred thousand dollars ($100,000 USD) on the first anniversary of the Effective Date, and (iii) one hundred thousand dollars ($100,000 USD) on the second anniversary of the Effective Date. Said license fee shall not be credited toward any other obligation, now or in the future, of LICENSEE under this Agreement.

4.2            Unit Royalties. During the Royalty Term, LICENSEE shall pay PRF an earned royalty of [***] percent ([***]%) of Gross Receipts (“Unit Royalties”). Royalties shall be due and payable as set forth in Section 5.1.

4.3            Minimum Annual Royalty. LICENSEE shall pay PRF a guaranteed minimum annual royalty as shown below beginning with the Annual Period following the Annual Period in which the first sale of the first Licensed Product occurs (“MAR Trigger Year”). The amounts due from LICENSEE to PRF as Unit Royalties in each Annual Period shall be creditable against the minimum annual royalties for that Annual Period. In the event that the Unit Royalties for an Annual Period do not exceed the minimum annual royalty for that Annual Period, LICENSEE’s payment for the last Reporting Period of each Annual Period shall include the balance needed to achieve the minimum annual royalties for that Annual Period.

Tier 1: [***]	$[***] USD
Tier 2: [***]	$[***] USD
Tier 3: [***]	$[***] USD

4.4            Maintenance Fees. Subject to the terms of this Section 4.4, PRF shall invoice and LICENSEE shall pay PRF a non-refundable maintenance fee per annum as shown below through and including the Annual Period in which the first sale of a Licensed Product occurs. For clarity, in no Annual Period shall LICENSEE be required to pay both a maintenance fee pursuant to this Section 4.7 and a minimum annual royalty pursuant to Section 4.6.

[***]	[***]
[***] anniversary of the Effective Date through [***] anniversary of the Effective Date	$[***] USD
[***] anniversary of the Effective Date through [***] anniversary of the Effective Date]	$[***] USD
[***] anniversary of the Effective Date and onward	$[***] USD

In each Annual Period, PRF shall invoice LICENSEE for the full amount of the applicable maintenance fee less the amount of Sponsored Research actually funded by LICENSEE in that Annual Period up to the full amount of the maintenance fee due.

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4.5            Milestone Payments. LICENSEE shall pay to PRF the following one-time milestone payments for each distinct Licensed Product covered by a Valid Claim upon achievement of such milestone in [***], which are non-refundable and non-creditable against Unit Royalties and any other fee, royalty, or payment(s) under this Agreement due to PRF. Any milestone payments to PRF are due within [***] ([***]) [***] of achieving such milestone. Each milestone payment is payable only once per distinct Licensed Product. Solely for purposes of the milestone payments payable pursuant to this Section 4.5, a distinct Licensed Product is a Licensed Product which [***].

Milestone	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	$[***] USD
[***]	$[***] USD
[***]	$[***] USD

For purposes of this Section 4.5, [***].

4.6            Sublicensing Income. Unless otherwise provided in Schedule F, LICENSEE shall pay PRF a percentage, as shown in the applicable table below, of Sublicense Income. For clarity, Unit Royalties payable to PRF on a Sublicensee’s Gross Receipts are not Sublicense Income. Any Sublicense Income payments to PRF are due within [***] ([***]) [***] of receiving such Sublicense Income payment from Sublicensee.

4.6.1            Subject to Section 4.6.2, LICENSEE shall pay PRF the following Default percentages of Sublicense Income that are determined separately for each Licensed Product:

Sublicense Income Percentages
Timing of Sublicense	Default	Fulfillment of 4.7.2 Conditions
If the Sublicense is executed [***]	[***] percent ([***]%)	[***] percent ([***]%)
If the Sublicense is executed [***]	[***] percent ([***]%)	[***] percent ([***]%)
If the Sublicense is executed [***]	[***] percent ([***]%)	[***] percent ([***]%)

4.6.2            Unless otherwise provided in Schedule F, the Sublicense Income percentages set forth in the table above shall apply on Licensed Product-by-Licensed Product basis in place of the Default Sublicense Income Percentages set forth in Section 4.6.1 in the event of (a) [***] or (b) [***]. For the avoidance of doubt, the Sublicense Income percentages set forth in the “Upon Fulfillment of 4.8.2 Conditions” column above shall apply throughout the remainder of the Term upon fulfilment of the either of the conditions set forth in clauses (a) or (b) above.

5.            PAYMENTS

5.1            Payments. Royalty payments shall be due and payable within [***] ([***]) [***] after the Payment Due Date for each preceding Reporting Period. LICENSEE shall make all payments hereunder to PRF in U.S. Dollars at the address set forth in Article 14. If originating outside of the United States, payments shall be made by wire transfer at LICENSEE’s expense to an account identified by PRF.

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5.2            Currency Conversion. All royalties to be paid by LICENSEE hereunder shall be paid in U.S. Dollars. Gross Receipts shall be converted to U.S. Dollars at the exchange rate existing between the U.S. Dollar and the relevant currency on the last day of the applicable Reporting Period, as such rate is reported by the Wall Street Journal. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by LICENSEE.

5.3            Interest. Interest shall accrue on overdue and undisputed payments required under this Agreement at the rate of [***] percent ([***]%) per [***], commencing on the [***] ([***]) [***] after the Payment Due Date.

6.            RECORDS

6.1            Records of Sales. During the Term of this Agreement and for a period of [***] ([***]) [***] thereafter, LICENSEE shall keep at its principal place of business true and accurate records relating to Gross Receipts, Unit Royalties, Sublicense Income, if applicable, and verification of LICENSEE’s calculation of amounts payable to PRF under this Agreement. LICENSEE shall make such information available to PRF for audit in accordance with Section 6.2 upon PRF’s request, which shall not be made more often than once per Annual Period.

6.2            Audit of Records. PRF shall have the right, upon reasonable advance notice and during normal business hours through an independent certified public accountant, to examine the records of LICENSEE, if applicable, Sublicensees and any contractors or distributors, to verify compliance with LICENSEE’s financial obligations in this Agreement. Such examination and verification shall not occur more than once each Annual Period. Unless otherwise agreed in writing by LICENSEE, the fees and expenses of performing such examination and verification shall be borne by PRF. If such examination reveals an underpayment by LICENSEE of more than [***] percent ([***]%) for any year examined, LICENSEE shall pay PRF the amount of such underpayment plus interest in accordance with Section 5.3 of this Agreement.

7.            PATENT PROSECUTION

7.1            Prosecution and Maintenance of Licensed Patent(s). The prosecution and maintenance of the Licensed Patents shall [***]

7.1.1            General Matters. The Parties agree to cooperate with respect to prosecution of the Licensed Patent(s) in all reasonable ways, including obtaining inventors’ signatures on the relevant documents, inventor review of the application, discussion of office actions, and the like.

7.1.2            [***]

7.1.3            Foreign Patent Prosecution. With respect to any non-U.S. territory [***].

7.2            [***]

7.3            [***]

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8.            ABATEMENT OF INFRINGEMENT

8.1            Notice of Infringement. LICENSEE agrees to take commercially reasonable measures to protect PRF’s interests in the Licensed Patents. Each Party shall promptly inform the other Party of any suspected infringement or misappropriation of any Licensed Patents in writing, describing the facts relating thereto in detail.

8.2            Licensee Right to Institute Action.

8.2.1            For Licensed Patents that is exclusively licensed in a field of use, in a territory, to LICENSEE pursuant to this Agreement, LICENSEE shall have the right, but not obligation, to initiate suit, defend any declaratory judgment action with respect thereto or take other appropriate action (“Suit”) that LICENSEE believes is reasonably required to protect the Licensed Patents in the exclusively licensed field and territory. In the event that there is no pre-Suit agreement by PRF to participate voluntarily as a co-plaintiff in the Suit, then to the extent necessary to confer standing on LICENSEE, PRF hereby agrees not to object to LICENSEE requesting a court of competent jurisdiction to involuntarily join PRF pursuant to Federal Rule of Civil Procedure 19 (or foreign equivalent) as a co-plaintiff in such Suit. In connection with any Suit for which LICENSEE initiates or defends a claim in such Suit, LICENSEE shall fully and completely defend and indemnify PRF from and against all costs (including attorney fees) and liabilities (whether under a counterclaim or otherwise) of every kind incurred by PRF in connection with any Suit. To the extent that any Suit seeks a recovery of damages for infringement of a Licensed Patent, all net recovery in the Suit shall be apportioned to LICENSEE.

8.3            PRF Enforcement. In the event LICENSEE elects not to exercise its right in Section 8.2.1 to initiate an enforcement action or has not commenced efforts in connection with such an enforcement action within [***] ([***]) [***] of notice of an infringement by PRF, PRF may initiate an enforcement action at its own expense and control such action. LICENSEE shall reasonably cooperate with PRF, at PRF’s expense, in connection with such action.

8.4            Abatement and Monetary Recovery. If any proceeding is instituted to abate and remedy any infringement, subject to the foregoing, the Parties will at that time enter into a separate agreement to determine the best course for abatement and disbursement of any monetary recovery.

9.            CONFIDENTIALITY

9.1            Agreement Terms. During and subsequent to the Term of this Agreement, each Party shall keep the financial terms of this Agreement confidential and permit access only by the Party’s officers, directors, employees, actual and potential Sublicensees, investors, acquirers, partners and collaborators, contractors and consultants (including lawyers and financial advisors) on a need-to-know basis and who are under confidentiality obligations. In the event of a subpoena or other court order compelling release of this Agreement to a Third Party, the compelled Party shall seek appropriate provision for protection of this Agreement as confidential information.

9.2            Non-Disclosure. Subject to the obligations of this Article 9, during the Term and for a period of [***] ([***]) [***] thereafter, each Party shall treat all Confidential Information of the other Party as strictly confidential and to make no use of it or disclose the same, except for purposes of exercising its rights or fulfilling its obligations under this Agreement (including, in the case of LICENSEE, granting sublicenses and developing and commercializing Licensed Products), without the prior written and express consent of the other Party.

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9.3            Maintenance of Confidentiality. Both Parties shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, the Parties shall take at least those measures it employs to protect its own most highly Confidential Information. Each Party shall promptly notify the other Party of any unauthorized use or disclosure, or suspected unauthorized use or disclosure, of Confidential Information.

9.4            Permitted Disclosures. Each Party may disclose Confidential Information to its officers, directors, employees, actual and potential Sublicensees, investors, acquirers, partners and collaborators, contractors and consultants (including lawyers and financial advisors) who need to know for purposes of this Agreement and are subject to confidentiality obligations at least as protective of such Confidential Information as this Article 9 (but of shorter duration if customary, but at least [***] ([***]) [***] for the foregoing other than for investors and financial advisors, which will be at least [***] ([***]) [***]).

9.5            Disclosure Required by Law. Notwithstanding the above, each Party may disclose the other Party’s Confidential Information to the extent required by law, regulation, or stock exchange requirement, provided that such Party shall (unless legally prohibited) give the other Party prompt written notice in order for such other Party to have the opportunity to take appropriate measures to protect its Confidential Information.

9.6            Right to Equitable Relief. Both Parties agree that any violation of this Article 9 may cause irreparable injury to the non-breaching Party, entitling the non-breaching Party to seek injunctive relief in addition to all legal remedies without any bond required to be posted.

10.            DISPUTE RESOLUTION

10.1          Negotiation. If a dispute between the Parties related to this Agreement arises, either Party, by written notice to the other Party summarizing the points of dispute (“Dispute Notice”), may have the dispute referred to the Parties’ respective officers designated below, or their successors, for attempted resolution by good faith negotiations within [***] ([***]) [***] from the date of the Dispute Notice. The designated officers are as follows:

For LICENSEE:	[***]
For PRF:	[***]

11.            WARRANTY, MERCHANTABILITY AND EXCLUSION OF WARRANTIES

11.1          Limited Warranty. Each Party warrants to the other that it is fully empowered to enter into this Agreement. PRF represents, in good faith, there are not, as of the Effective Date, any claims, demands, suits, or judgments against it that interfere with PRF’s performance of the license granted by PRF to LICENSEE under this Agreement.

11.2          Warranty by LICENSEE. LICENSEE represents and warrants that:

11.2.1          LICENSEE is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. LICENSEE has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as now being conducted and as contemplated by this Agreement, to enter into this Agreement, and to carry out the transactions contemplated hereby. Specifically, LICENSEE warrants that it possesses the necessary expertise and skill to make, and has made, its own evaluation of the capabilities, safety, utility, and commercial application of the intellectual property licensed under this Agreement.

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11.2.2          No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person is required on the part of LICENSEE in connection with the execution, delivery or performance of this Agreement.

11.2.3          LICENSEE is not (and, to LICENSEE’s knowledge, none of LICENSEE’s personnel are) a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, or, to LICENSEE’s knowledge, any rule or regulation which materially and adversely affects the operations, prospects, properties, assets, or condition (financial or otherwise) of LICENSEE.

11.3          Exclusion of Warranties by PRF. PRF does not warrant the validity of the Licensed Intellectual Property, any material, or information provided by PRF, nor does PRF warrant that the foregoing are free of error or defect. PRF makes no representation whatsoever with regard to the scope or commercial potential or profitability or income of or from the Licensed Intellectual Property or Licensed Products may be exploited by LICENSEE without infringing any rights of any other party. Except as set forth in this Agreement, PRF makes no covenant either to defend any infringement charge by a Third Party or to institute action against infringers of Licensed Intellectual Property. PRF does not warrant that any product or service within the scope of the Licensed Intellectual Property will meet LICENSEE’s or any of LICENSEE’s customer’s specific requirements. ACCORDINGLY, SUBJECT TO PRF’S OBLIGATIONS HEREUNDER, THE INTELLECTUAL PROPERTY LICENSED HEREUNDER IS PROVIDED “AS IS.” OTHER THAN AS EXPRESSLY STATED IN THIS AGREEMENT, PRF MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE INTELLECTUAL PROPERTY LICENSED HEREUNDER AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, TRADE, USAGE, OR COMMERCIAL APPLICATION OF THE INTELLECTUAL PROPERTY LICENSED HEREUNDER.

11.4          Exclusion of Warranties by LICENSEE. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSEE EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF NON INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSEE DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY OF THE RESEARCH, DEVELOPMENT AND/OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY LICENSED PRODUCT WILL BE SUCCESSFUL.

12.            DAMAGES, INDEMNIFICATION, AND INSURANCE

12.1          No Liability. Neither Party will be liable for any special, incidental, indirect, or consequential damages resulting from defects in the design, testing, labeling, manufacture, distribution, sale, use or other application of any Licensed Intellectual Property developed, manufactured, tested, designed, sublicensed, or sold pursuant to this Agreement; provided, however, the foregoing sentence shall have no application to LICENSEE’s obligations under Section 12.2. Neither Party shall be liable to the other Party or any Third Party for any special, consequential, exemplary or incidental damages (including lost or anticipated revenues or profits relating to the same), arising from any tort claim relating to this Agreement.

12.2          Indemnification. LICENSEE shall defend, indemnify and hold Indemnitees harmless from any and all injuries, losses, damages or liability of any kind whatsoever arising out of any claims, demands, actions and causes of action brought by a Third Party against any Indemnitee (“Third-Party Actions”) to the extent arising resulting from or arising out of the practice or use of the Licensed Intellectual Property pursuant to this Agreement, or the use, distribution, or sale of Licensed Product(s) by Licensee or any of its Affiliates or Sublicensees whether or not in the Field of Use in the Licensed Territory. This indemnification obligation shall include, without limiting the generality of the foregoing, reasonable attorney fees and other costs or expenses incurred by Indemnitees in connection with the defense of any and all such claims, demands, actions, or causes of action. Such indemnification obligations shall not apply to the extent any such Third-Party Action is the result of an Indemnitee’s negligence, willful misconduct, or breach of this Agreement.

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12.3          Insurance. Prior to the date on which LICENSEE has a Licensed Product available to any consumer, and in conjunction with each Royalty Report made under Article 3 at the end of an Annual Period, LICENSEE shall supply PRF with a certificate of insurance confirming coverage as follows: Not less than [***] ($[***]) per occurrence and [***] ($[***]) in the aggregate for comprehensive general liability, including an endorsement for product liability claims arising from Licensed Products. As applicable, prior to inception of a clinical trial, LICENSEE shall supply PRF with a certificate of insurance confirming coverage in an amount reasonable and consistent with industry norms for the relevant clinical trial.

12.4          Notice of Claims. An Indemnitee that intends to claim indemnification under this Article 12 shall promptly notify the LICENSEE in writing of any claim with respect to which such Indemnitee intends to claim such indemnification, and LICENSEE shall have sole control of the defense and settlement of the claim. The Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense or settlement of the claim. The indemnification obligations under this Article 12 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the consent of the LICENSEE. The Indemnitee and its employees, at the LICENSEE’s request and expense, shall provide full information and reasonable assistance to LICENSEE and its legal representatives with respect to claims.

13.            TERM AND TERMINATION

13.1          Term. Unless extended in writing by mutual agreement of the Parties, this Agreement shall commence on the Effective Date and shall expire on a Licensed Product-by-Licensed Product and country-by-country basis, upon the expiration of the Royalty Term for such Licensed Product in such country, unless earlier terminated pursuant to this Article 13 (the “Term”).

13.2          Termination by PRF.

13.2.1          Failure to Pay. In the event of a failure by LICENSEE to pay PRF any undisputed sum due and payable under this Agreement, and failure of LICENSEE to cure the nonpayment default within [***] ([***]) [***] from the date of PRF sending written notice to LICENSEE of the default, PRF may terminate this Agreement and the license granted hereunder, effective as of the date of PRF’s issuance of written notice confirming LICENSEE’s failure to cure.

13.2.2          Other Breach. In the event of a material breach of this Agreement by LICENSEE other than for nonpayment and subject to section 3.5 of this Agreement, PRF may terminate this Agreement and the license granted hereunder after serving LICENSEE with written notice of the default or material breach and affording LICENSEE the opportunity to cure the default or breach within [***] ([***]) [***] from the date of PRF sending written notice of the default to LICENSEE. If LICENSEE does not cure the breach within such period, the termination becomes automatically effective at the conclusion of the [***] period; provided, however, if any default or breach cannot be cured by the exercise of due diligence within [***] ([***]) [***], then the time for cure may be extended, in PRF’s sole discretion, for the time reasonably necessary to effect the cure (the extension not to exceed [***] ([***]) [***]), provided that LICENSEE promptly commences to cure within said period and at all times thereafter proceeds diligently to cure the default or breach.

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13.2.3          Insolvency. PRF may terminate this Agreement upon notice to LICENSEE if LICENSEE files a bankruptcy petition or if LICENSEE becomes the subject of liquidation, dissolution, or wind-up proceedings under applicable state law if such petition is not dismissed within sixty (60) days after the filing thereof.

13.2.4          Termination by LICENSEE. LICENSEE may terminate this Agreement without cause upon written notice delivered to PRF not less than one (1) month prior to the date on which LICENSEE intends for the termination to be effective.

13.3          Failure to Enforce. The failure of a Party at any time, or for any period of time, to enforce any provision of this Agreement shall not be construed as a waiver of such provision or as a waiver of the right of that Party thereafter to enforce each and every provision of this Agreement.

13.4          Assignment of Sublicenses. In the event this Agreement is terminated for any reason, any Sublicense granted by LICENSEE hereunder shall survive and be assigned to PRF, provided that (a) the applicable Sublicensee is not in breach of the terms of this Agreement as of the effective date of termination of this Agreement; and (b) the applicable Sublicensee’s financial obligations to PRF shall be limited to those due from LICENSEE for the practice of such Sublicense. Notwithstanding anything contained in this Agreement to the contrary, PRF shall not be bound by any of the following with respect to a Sublicense: (1) duties or obligations of the LICENSEE to Sublicensee which cannot be assumed or performed by PRF because they are inconsistent with applicable laws or policies then in effect; (2) duties or obligations of the LICENSEE that exceed the obligations of PRF as licensor in this Agreement; and/or (3) duties or obligations of the LICENSEE contained in any Sublicense that are not contained in this Agreement, or which extend beyond the Term.

13.5          Effect of Termination; Survival. Promptly following termination (but not expiration) of this Agreement LICENSEE shall certify to PRF the destruction or disablement of all inventory of Licensed Products; provided that LICENSEE shall have the right to sell any remaining inventory of Licensed Products in the possession or control of LICENSEE within the [***] ([***]) [***] following the effective date of termination subject to payment of Unit Royalties on such sales pursuant to Section 4.4 of this Agreement and PRF hereby grants to LICENSEE the necessary licenses under the Licensed Intellectual Property to conduct such activities. Expiration or termination of this Agreement does not relieve either party of any obligation which arises before expiration or termination, including without limitation obligations for payment and reporting. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect, including Articles 1, 9 (for the [***] [***] term set forth therein), 10 and 14, and Sections 6.1 (for the [***] [***] term set forth therein), 11.1, 11.3, 11.4, 12.1, 12.2, 13.3, 13.4, 13.5, 15.2, 15.4, 15.6, 15.8, 15.9, 15.11 and 15.12.

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14.            NOTICES

Except as otherwise provided herein, all notices and other communications shall be hand delivered, sent by private overnight mail service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, and addressed to the party to receive such notice or other communication at the address given below, or such other address as may hereafter be designated by notice in writing:

PRF for Notices:	Office of Technology Commercialization The Convergence Center 101 Foundry Drive, Suite 2500 West Lafayette, IN 47906 Facsimile: [***] [***]

PRF for Payments or Invoicing:	Purdue Research Foundation P.O. Box 772400 Detroit, MI 48277-2400

LICENSEE:	MorphImmune, Inc. 1281 Win Hentschel Blvd. Suite 1300 West Lafayette, IN 47906 [***]

Such notices or other communications shall be effective upon receipt by an employee, agent or representative of the receiving party authorized to receive notices or other communications sent or delivered in the manner set forth above.

15.            MISCELLANEOUS

15.1          Export Controls. LICENSEE agrees to comply with all applicable U.S. laws dealing with the export and/or management of technology or information. LICENSEE understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR,) and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. LICENSEE further understands that the U.S. export laws and regulations include (but are not limited to): (a) ITAR and EAR product/service/data-specific requirements; (b) ITAR and EAR ultimate destination-specific requirements; (c) ITAR and EAR end user-specific requirements; (d) ITAR and EAR end user-specific requirements; (e) Foreign Corrupt Practices Act; and (f) anti-boycott laws and regulations. LICENSEE agrees to comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the product(s) and/or service(s) covered by the Licensed Patents (including any associated products, items, articles, computer software, media, services, technical data, and other information). LICENSEE certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations.

15.2          Jurisdiction, Venue, Choice of Law, and Attorney’s Fees. Any justiciable dispute between LICENSEE and PRF shall be determined solely and exclusively under Indiana law by a court of competent jurisdiction in Marion County in Indiana and LICENSEE hereby consents to the personal jurisdiction of courts in Indiana for that purpose. The prevailing party in any litigated dispute shall be entitled to reimbursement of its reasonable and necessary attorney’s fees and costs. Any proof of the necessity of those fees and costs shall include evidence that the prevailing party complied with the procedures of Article 10 of this Agreement.

15.3          Legal Compliance. LICENSEE shall comply with all applicable laws and regulations relating to its manufacture, processing, production, use, sale, or distribution of Licensed Products in the Territory. LICENSEE shall not purposefully or knowingly take any action which would expose PRF or Purdue University to violation of any law and regulation.

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15.4          Independent Contractor. LICENSEE’s relationship to PRF shall be that of a licensee only. Neither Party is an agent of the other Party nor shall have authority to act for or on behalf of the other Party in any matter. Persons retained by LICENSEE as employees or agents shall not by reason thereof be deemed to be employees or agents of PRF.

15.5          Marking. LICENSEE shall mark Licensed Products sold in the United States with United States patent numbers. Licensed Products manufactured or sold in other countries shall be marked in compliance with the intellectual property laws in force in such foreign countries.

15.6          Use of Names. Each Party shall obtain the written approval of the other party prior to making use of their names for any commercial purpose, except as required by law including in any document filed with any governmental authority, including the U.S. Securities and Exchange Commission. As an exception to the foregoing, LICENSEE and PRF each may publicize the existence of this Agreement. Notwithstanding anything to the contrary set forth herein, LICENSEE may disclose the existence of this Agreement, including the terms and conditions contained herein, to investors, prospective investors, lenders, prospective lenders, financing sources, prospective financing sources (including, in each case, in connection with any royalty factoring transaction), actual or prospective investors and acquirers, Sublicensees, prospective sublicensees (to the extent sublicensing is permitted), in each case, who are bound by written obligations of non-disclosure and non-use no less stringent than those set forth in Article 9 (Confidentiality) and to whom such disclosure is reasonably necessary in connection with a collaboration, sublicense, financing or acquisition activities (including its right to assign its rights hereunder pursuant to Section 15.11 (Assignment) as part of a royalty factoring transaction), but of shorter duration if customary.

15.7          Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of Indiana, United States of America.

15.8          Governing Law. This Agreement and all modifications or amendments, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of Indiana (without regard to conflict of law rules) and the United States of America.

15.9          Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

15.10        Force Majeure. Any delays in, or failure of, performance of any party to this Agreement shall not constitute default hereunder, or give rise to any claim for damages, if and to the extent caused by reasonably unforeseeable occurrences beyond the control of the party affected, including, but not limited to, acts of Nature, strikes or other work stoppages, epidemic, pandemic, civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage; or government or judicial order, decrees or changes in law.

15.11        Assignment. This Agreement and the license granted hereunder may not be assigned by LICENSEE except upon the prior written consent of PRF, which consent may not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, LICENSEE, without the prior written consent of PRF, may assign the Agreement to: (a) an Affiliate; or (b) a successor to all or substantially all of LICENSEE’s assets related to this Agreement, whether as part of a merger or acquisition or otherwise.

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15.12        Modification. This Agreement shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the Parties hereto.

[signature page follows]

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IN WITNESS WHEREOF, PRF and LICENSEE have caused this Agreement to be signed by their duly authorized representatives, under seal, as of the Effective Date.

Purdue Research Foundation	Morphimmune, Inc

/s/ Brooke L. Beier	/s/ Ron Martell
Name: Brooke L. Beier	Name: Ron Martell
Title: Vice President, OTC	Title: CEO

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Schedule A: Licensed Intellectual Property

Licensed Patent(s)

[***]

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Schedule B: Development/Commercialization Plan

[***]

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Schedule C: Licensee Progress Report

[***]

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Schedule D: Royalty Report Requirements

[***]

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Schedule E: Diligence Milestones and Milestone Payments

[***]

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Schedule F: List of Permitted Sublicensees

Sublicensees may be added to this Schedule F upon prior approval from PRF in accordance with Section 2.6.

Sublicensees approved by PRF as of the Effective Date: [***] as described in Schedule E above.

For [***] the Sublicenses will be treated on a financial pass-through basis, so that those two companies pay LICENSEE such amount as is sufficient to meet LICENSEE’s financial obligations to PRF under this Agreement for those Sublicenses, without any mark-up by LICENSEE. For clarity, Section 4.6 (Sublicensing Income) will not apply to those Sublicenses as all financial consideration for the grant of the Sublicense paid to from [***] will pass-through LICENSEE in full to PRF.

The foregoing will be the only changes to the terms of this Agreement for those two Sublicensees listed above (i.e., [***]).

Sublicenses granted to Sublicensees under this Agreement, other than those two listed above, will be listed in the table below and will be subject to the Sublicense Income sharing in Section 4.6, including, without limitation, with respect to the [***].

Other Sublicensees

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